Exhibit 99.1

    Jefferies Announces Fourth Consecutive Record Year; Fourth Quarter Total
                   Revenues Up 61%, Earnings Per Share Up 79%

    NEW YORK--(BUSINESS WIRE)--Jan. 20, 2004--Jefferies Group, Inc. (NYSE: JEF) today announced record financial results for the fourth quarter and year ended December 31, 2003.

    Highlights for the fourth quarter ended December 31, 2003:

    -- Earnings per share (diluted) were up 79% to a record $0.50 compared to $0.28 for the fourth quarter of 2002.

    -- Net earnings were up 97% to a record $30.6 million compared to $15.5 million for the fourth quarter of 2002.

    -- Earnings before income taxes and minority interest were up 116% to a record $52.8 million compared to $24.5 million for the fourth quarter of 2002.

    -- Total revenues were up 61% to a record $289 million versus $179 million for the fourth quarter of 2002.

    -- Investment banking revenues climbed 217% to $98.7 million compared to $31.1 million for the fourth quarter of 2002.

    Highlights for the year ended December 31, 2003:

    -- Earnings per share (diluted) were up 25% to a record $1.42 compared to $1.14 for 2002.

    -- Net earnings were up 34% to a record $84.1 million compared to $62.6 million for 2002.

    -- Earnings before income taxes and minority interest were up 39% to a record $144.5 million compared to $103.7 million for 2002.

    -- Total revenues were up 23% to a record $927 million compared to $755 million for 2002.

    -- Investment banking revenues were up 64% to a record $229.6 million compared to $139.8 million for 2002.

    In a joint statement, Richard B. Handler, Chairman and Chief Executive Officer, and John C. Shaw, Jr., President, commented, "These results are only possible because of the loyal support of our clients and the dedication of our 1,600 employee-partners. We thank them all."

    Conference Call

    A conference call with management discussion of financial results for the fourth quarter ended December 31, 2003 will be held January 21 at 11:00 AM (Eastern) and can be accessed at 617-801-9714 (code:
22871334). A replay of the call will be available two hours post-call at 617-801-6888 (code: 14373163). A live audio webcast and delayed replay will also be available under "Investor Relations" at www.jefco.com. Questions for consideration by management can be submitted in advance through the "Contact Us" function at www.jefco.com or by calling 203-708-5975 by 9:30 AM Eastern on January 21.

    About Jefferies

    Jefferies Group, Inc. (NYSE: JEF) is a holding company whose affiliated companies, including its principal operating subsidiary, Jefferies & Company, Inc., offer a variety of services for institutional investors and middle-market companies. Subsidiaries of Jefferies Group, Inc., together, comprise a full-service investment bank and institutional securities firm focused on the middle market. Jefferies offers financial advisory, capital raising, mergers and acquisitions, and restructuring services to small and mid-cap companies. The firm provides outstanding trade execution in equity, high yield, convertible and international securities, as well as fundamental research and asset management capabilities, to institutional investors. Additional services include correspondent clearing, prime brokerage, private client services and securities lending. The firm's leadership in equity trading is recognized by numerous consulting and survey organizations, and Jefferies' subsidiary, Helfant Group, Inc., executes approximately eleven percent of the daily reported volume of the NYSE.

    Through its subsidiaries, Jefferies Group, Inc. employs more than 1,600 people in offices worldwide, including Atlanta, Boston, Chicago, Dallas, London, Los Angeles, New York, Paris, San Francisco, Tokyo, Washington and Zurich. Further information about Jefferies, including a description of investment banking, trading, research and asset management services, can be found at www.jefco.com.



                JEFFERIES GROUP, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF EARNINGS
           (Amounts in Thousands, Except Per Share Amounts)
                              (Unaudited)


                              Three Months Ended       Year Ended
                             --------------------  -------------------
                              Dec. 31,  Dec. 31,   Dec. 31,  Dec. 31,
                                2003      2002       2003      2002
                             --------- ----------  --------- ---------

 Revenues:
   Commissions               $  64,385 $  69,165 $  250,191 $ 268,984
   Principal transactions       90,925    53,066    316,800   235,281
   Investment banking           98,689    31,059    229,608   139,828
   Interest                     26,621    20,860    102,403    92,027
   Asset management              6,690     3,425     17,268    12,026
   Other                         1,951     1,831     10,446     6,630
                             --------- ---------- ---------- ---------
 Total revenues                289,261   179,406    926,716   754,776
 Interest expense               23,557    19,499     97,102    80,087
                             --------- ---------- ---------- ---------
 Revenues, net of interest
  expense                      265,704   159,907    829,614   674,689
                             --------- ---------- ---------- ---------

 Non-interest expenses:
   Compensation and benefits   149,201    87,425    474,709   385,585
   Floor brokerage and
    clearing fees               12,599    12,549     48,217    54,681
   Technology and
    communications              15,959    13,377     58,581    52,216
   Occupancy and equipment
    rental                       7,885     7,139     32,534    26,156
   Business development          8,890     5,538     26,481    22,973
   Other                        18,336     9,362     44,559    29,386
                             --------- ---------- ---------- ---------
 Total non-interest expenses   212,870   135,390    685,081   570,997
                             --------- ---------- ---------- ---------

 Earnings before income taxes
  and minority interest         52,834    24,517    144,533   103,692
 Income taxes                   19,233     9,015     52,851    41,121
                             --------- ---------- ---------- ---------
 Earnings before minority
  interest                      33,601    15,502     91,682    62,571
 Minority interest in
  earnings of consolidated
  subsidiaries, net              3,005        --      7,631        --
                             --------- ---------- ---------- ---------
 Net earnings                $  30,596 $  15,502  $  84,051  $ 62,571
                             ========= ========== ========== =========

 Earnings per share:
   Basic                     $    0.57 $    0.32  $    1.58  $   1.27
                             ========= ========== ========== =========
   Diluted                   $    0.50 $    0.28  $    1.42  $   1.14
                             ========= ========== ========== =========

 Weighted average shares:
   Basic                        54,113    48,878     53,090    49,232
   Diluted                      61,039    55,236     59,266    55,020

All share and per share information has been restated to retroactively reflect the effect of the two-for-one stock split declared by the Board of Directors on July 14, 2003 effected as a stock dividend on Aug. 15, 2003.




                JEFFERIES GROUP, INC. AND SUBSIDIARIES
                   SELECTED STATISTICAL INFORMATION
           (Dollars in Thousands, Except Per Share Amounts)
                              (Unaudited)

                                    Quarters ended
                ------------------------------------------------------
                12/31/2003  9/26/2003  6/27/2003  3/28/2003 12/31/2002
                ----------  ---------  ---------  --------- ----------
 Statement of
  Earnings
-------------
 Revenues, net
  of interest
  expense        $265,704   $200,830   $198,831   $164,249   $159,907
 Non-interest
  expenses:
   Compensation
    and benefits  149,201    115,996    114,115     95,397     87,425
   Non-personnel
    expenses       63,669     48,694     52,414     45,595     47,965
                ----------  ---------  ---------  ---------  ---------
 Earnings before
  income taxes
  and minority
  interest         52,834     36,140     32,302     23,257     24,517
 Income taxes      19,233     12,906     11,640      9,072      9,015
                ----------  ---------  ---------  ---------  ---------
 Earnings before
  minority
  interest         33,601     23,234     20,662     14,185     15,502
 Minority interest
  in earnings of
  consolidated
  subsidiaries,
  net               3,005      2,702      1,924         --         --
                ----------  ---------  ---------  ---------  ---------
   Net earnings   $30,596    $20,532    $18,738    $14,185    $15,502
                ==========  =========  =========  =========  =========

 Diluted earnings
  per share         $0.50      $0.35      $0.32      $0.25      $0.28
                ==========  =========  =========  =========  =========

 Financial Ratios
------------------
 Pretax operating
  margin             19.9%      18.0%      16.2%      14.2%      15.3%
 Compensation and
  benefits/net
  revenues           56.2%      57.8%      57.4%      58.1%      54.7%
 Effective tax rate  36.4%      35.7%      36.0%      39.0%      36.8%

All per share information has been restated to retroactively reflect the effect of the two-for-one stock split declared by the Board of Directors on July 14, 2003 effected as a stock dividend on Aug. 15, 2003.




                JEFFERIES GROUP, INC. AND SUBSIDIARIES
                   SELECTED STATISTICAL INFORMATION
                   (Dollars and Shares in Thousands)
                              (Unaudited)

                                     Quarters ended
               -------------------------------------------------------
               12/31/2003  9/26/2003  6/27/2003  3/28/2003  12/31/2002
               ----------  ---------  ---------  ---------  ----------
Revenues by
 Source
----------------
Commissions and
 principal
 transactions:
   Equities       $92,021    $85,142    $85,047    $69,993    $86,802
   International   21,507     21,951     25,618     16,231     16,703
   High yield      16,228     10,843      9,434     10,835      7,479
   Convertibles     6,899      5,146      8,570      8,184      7,825
   Execution        6,492      6,210      5,946      5,089      5,842
   Bonds Direct     8,600      8,066      6,038      4,538      3,293
   Other proprietary
    trading         3,563      8,770      9,554        476     (5,713)
                ----------  ---------  ---------  ---------  ---------
     Total        155,310    146,128    150,207    115,346    122,231
Investment
 banking           98,689     42,000     44,716     44,203     31,059
Interest           26,621     23,582     30,701     21,499     20,860
Asset management    6,690      4,891      3,010      2,677      3,425
Other               1,951      5,346      1,575      1,574      1,831
                ----------  ---------  ---------  ---------  ---------
  Total
   revenues      $289,261   $221,947   $230,209   $185,299   $179,406
                ==========  =========  =========  =========  =========
Other Data
------------
Number of
 trading days          66         63         63         60         65
Average employees   1,432      1,384      1,364      1,359      1,323
Common shares
 outstanding       56,702     56,425     55,142     55,136     53,904
Weighted average
 shares:
   Basic           54,113     53,534     52,608     52,054     48,878
   Diluted         61,039     59,502     58,077     57,124     55,236

All share and per share information has been restated to retroactively reflect the effect of the two-for-one stock split declared by the Board of Directors on July 14, 2003 effected as a stock dividend on Aug. 15, 2003.


    As of December 31, 2003, stockholders' equity amounted to $838 million, resulting in a book value of $14.79 per share.


    CONTACT: Jefferies Group, Inc.
             Joseph A. Schenk, 212-284-2338